Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ragula Bhaskar, Ph.D. his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him or her, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ragula Bhaskar, Ph.D.
Ragula Bhaskar, Ph.D.	Co-Founder, Chief Executive Officer, Chairman of the Board of Directors, and Director	January [___] , 2024

/s/ Sanchaita Datta
Sanchaita Datta	Co-Founder, President, Chief Technical Officer, and Director	January [___], 2024